Filed Pursuant to Rule 424(b)(2)

File No. 333-180728

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium Term Notes, Series K, Securities Linked to the S&P 500® Index with Periodic Interest due March 7, 2018	$4,056,000	$464.82

(1)

The total filing fee of $464.82 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PRICING SUPPLEMENT No. 236 dated August 31, 2012 (To Product Supplement No. 1 dated May 2, 2012, Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012)

Wells Fargo & Company Medium-Term Notes, Series K Equity Linked Securities
Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to the S&P 500® Index with Periodic Interest due March 7, 2018

■	Linked to the S&P 500® Index
■

Unlike ordinary debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Index from its starting level to its ending level. In addition to the final payment of interest, the payment at maturity will reflect the following terms:

■

If the level of the Index increases, you will receive the original offering price plus 150% participation in the upside performance of the Index, subject to a maximum total return at maturity of 52% of the original offering price

■ If the level of the Index decreases but the decrease is not more than 15%, you will be repaid the original offering price
■

If the level of the Index decreases by more than 15%, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the level of the Index in excess of 15%

■	Investors may lose up to 85% of the original offering price
■	Semi-annual interest payments of 1.00% per annum
■	All payments on the securities are subject to the credit risk of Wells Fargo & Company
■	No payments of dividends
■	No exchange listing; designed to be held to maturity

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” herein on page PRS-9 and “Risk Factors” in the accompanying product supplement.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000	$25	$975
Total	$4,056,000	$101,400	$3,954,600

(1)

In addition to the agent discount, the original offering price specified above includes structuring and development costs. The agent discount and structuring and development costs total approximately $54.40 per security. See “Plan of Distribution (Conflicts of Interest)” in the prospectus supplement for further information, including information regarding how we may hedge our obligations under the securities and offering expenses. Wells Fargo Securities, LLC, a wholly-owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal.

Wells Fargo Securities

Growth Securities—Leveraged Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the S&P 500® Index with Periodic Interest due March 7, 2018

Investment Description

The Securities Linked to the S&P 500® Index with Periodic Interest due March 7, 2018 are senior unsecured debt securities of Wells Fargo & Company that do not repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the S&P 500® Index (the “Index”) from its starting level to its ending level. The securities provide:

(i)

the possibility of a leveraged return at maturity if the level of the Index increases from its starting level to its ending level, provided that the redemption amount at maturity of the securities will not exceed the maximum total return of 52% of the original offering price;

(ii)	repayment of principal if, and only if, the ending level of the Index is not less than the starting level by more than 15%;

(iii)	exposure to decreases in the level of the Index if and to the extent the ending level is less than the starting level by more than 15%; and

(iv)	semi-annual interest payments at an interest rate of 1.00% per annum.

If the ending level is less than the starting level by more than 15%, the redemption amount at maturity will be less, and possibly 85% less, than the original offering price of your securities. All payments on the securities are subject to the credit risk of Wells Fargo.

The Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market.

You should read this pricing supplement together with product supplement no. 1 dated May 2, 2012, the prospectus supplement dated April 13, 2012 and the prospectus dated April 13, 2012 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product Supplement No. 1 dated May 2, 2012 filed with the SEC on May 2, 2012:

http://www.sec.gov/Archives/edgar/data/72971/000119312512204394/d342621d424b2.htm

•	Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012 filed with the SEC on April 13, 2012:

http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500®” and “500®” are trademarks of Standard & Poor’s and have been licensed for use by S&P Dow Jones Indices LLC (“S&P Dow Jones Indices”) and sublicensed for certain purposes by us. The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices, Standard & Poor’s, or their respective affiliates, and neither S&P Dow Jones Indices, Standard & Poor’s, or their respective affiliates make any representation regarding the advisability of investing in the securities.

PRS-2

Growth Securities—Leveraged Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the S&P 500® Index with Periodic Interest due March 7, 2018

Investor Considerations

We have designed the securities for investors who:

■

seek 150% leveraged exposure to the upside performance of the Index if the ending level is greater than the starting level, subject to the maximum total return at maturity (excluding interest payments) of 52% of the original offering price;

■	desire to limit downside exposure to the Index through the 15% buffer;

■

understand that if the ending level is less than the starting level by more than 15%, the redemption amount they receive at maturity will be less, and possibly 85% less, than the original offering price per security;

■	seek an investment with an interest rate of 1.00% per annum;

■	are willing to forgo dividends on securities included in the Index; and

■	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	are unwilling to accept the risk that the ending level of the Index may decrease by more than 15% from the starting level;

■	seek uncapped exposure to the upside performance of the Index;

■	seek full return of the original offering price of the securities at stated maturity;

■	expect the yield on comparable investments to be greater than the combination of the interest and the expected return on the Index provided by the securities;

■	are unwilling to accept the risk of exposure to the United States equity market;

■	seek exposure to the Index but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

■	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Index generally, or to the exposure to the Index that the securities provide specifically; and

■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-3

Growth Securities—Leveraged Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the S&P 500® Index with Periodic Interest due March 7, 2018

Terms of the Securities

Market Measure:	S&P 500 Index

Pricing Date:	August 31, 2012

Issue Date:	September 10, 2012 (T+5)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Interest Payment Dates:	Semi-annually on March 7 and September 7 of each year, commencing March 7, 2013 and ending at maturity.

Interest Rate:

The interest rate payable on the securities is 1.00% per annum. See “Description of Notes—Interest and Principal Payments” and “—Fixed Rate Notes” in the prospectus supplement for a discussion of the manner in which interest on the securities will be calculated, accrued and paid.

Redemption Amount:
The “redemption amount” per security will equal:

	•	if the ending level is greater than the starting level: the lesser of:

(i) $1,000 plus:

		$1,000	x	ending level – starting level			x participation rate	; and
starting level

(ii) the capped value;

	•	if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: $1,000; or

	•	if the ending level is less than the threshold level: $1,000 minus:

				$1,000	x	threshold level – ending level
starting level

If the ending level is less than the threshold level, the redemption amount at maturity will be less, and possibly 85% less, than the original offering price of your securities.

Stated Maturity Date:

March 7, 2018, subject to postponement if a market disruption event occurs or is continuing on the calculation day. On the stated maturity date you will receive the redemption amount plus any accrued and unpaid interest.

Starting Level:	1406.58, the closing level of the Index on the pricing date.

Ending Level:	The “ending level” will be the closing level of the Index on the calculation day.

Capped Value:

The “capped value” is 152% of the original offering price per security ($1,520 per security). As a result of the capped value, the maximum total return at maturity of the securities (excluding interest payments) will be 52% of the original offering price.

PRS-4

Growth Securities—Leveraged Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the S&P 500® Index with Periodic Interest due March 7, 2018

Terms of the Securities (Continued)

Threshold Level:	1195.59, which is equal to 85% of the starting level.

Participation Rate:	150%

Calculation Day:	February 28, 2018 or, if such day is not a trading day, the next succeeding trading day. The calculation day is subject to postponement due to the occurrence of a market disruption event.

Calculation Agent:	Wells Fargo Securities, LLC

Material Tax Consequences:

The United States federal income tax consequences of your investment in the securities are uncertain. The discussion below supplements the discussion under “United States Federal Income Tax Considerations” in the product supplement and is subject to the limitations and exceptions set forth therein.

The terms of the securities require you and Wells Fargo (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to characterize and treat a security as a pre-paid coupon-bearing derivative contract with respect to the Index. If the securities are so characterized and treated (and such characterization and treatment is respected by the Internal Revenue Service (the “IRS”)), (i) the stated interest payments on the securities will likely be includible in ordinary income when accrued or received, in accordance with your regular method of tax accounting, and (ii) you should generally recognize capital gain or loss upon the sale, exchange or maturity of your securities in an amount equal to the difference between the amount you receive at such time (other than any amount attributable to an accrued but unpaid interest payment, which will likely be treated as ordinary income) and the price you paid for them. Such gain or loss should generally be long-term capital gain or loss if you held your securities for more than one year. The deductibility of capital losses, however, is subject to limitations.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes in a manner described under “United States Federal Income Tax Considerations—Alternative Treatments” on page PS-21 of the product supplement.

In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the securities should be required to accrue ordinary income on a current basis, whether any gain or loss recognized upon the sale, exchange or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended, should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of prepaid forward contracts, contingent notional principal contracts and other derivative contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could, in any case, increase the likelihood that you will be required to accrue income over the term of an instrument such as the securities in excess of the stated interest payments. The outcome of this process is uncertain. You should consult your tax advisor as to the possible alternative treatments in respect of the securities.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders

PRS-5

Growth Securities—Leveraged Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the S&P 500® Index with Periodic Interest due March 7, 2018

Terms of the Securities (Continued)

of the securities purchased after the bill was enacted to accrue interest income over the term of the securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your securities.

If you are not a United States holder, as that term is defined under “United States Federal Income Tax Considerations” in the product supplement, you should review the discussions set forth under “United States Federal Income Tax Considerations – Withholdable Payments to Foreign Financial Institutions and Other Foreign Entities” on page PS-23 of the product supplement and “United States Federal Income Tax Considerations – Non-United States Holders” on page PS-23 of the product supplement.

This paragraph applies to you if you are a non-United States holder, as that term is defined under “United States Federal Income Tax Considerations – Non-United States Holders” on page PS-23 of the product supplement. Because significant aspects of the tax treatment of the securities are uncertain, if we are the withholding agent with respect to payments of interest on the securities, we intend to withhold at a rate of 30% on such payments made to a non-United States holder, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the payments were characterized as contract fees). In order to claim an exemption from or a reduction of the 30% withholding tax, a non-United States holder of a security must comply with certification requirements to establish that it is not a United States holder and is eligible for a reduction of or an exemption from withholding under an applicable tax treaty. Other withholding agents may take a similar position regarding their withholding obligations with respect to interest payments on the securities. If you are a non-United States holder, you are urged to consult your own tax advisor regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirements described above.

You are urged to read the more detailed discussion in “United States Federal Income Tax Considerations” on page PS-20 of the product supplement.

Agent:

Wells Fargo Securities, LLC. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $25 per security. Such securities dealers may include Wells Fargo Advisors, LLC (“WFA”), one of our affiliates. In addition to any sales concession paid to WFA, WFA will receive $1.47 of the structuring and development costs discussed in the cover page hereof for each security it sells.

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP:	94986RLB5

PRS-6

Growth Securities—Leveraged Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the S&P 500® Index with Periodic Interest due March 7, 2018

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a final interest payment as provided herein and a cash payment per security (the redemption amount) calculated as follows:

PRS-7

Growth Securities—Leveraged Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the S&P 500® Index with Periodic Interest due March 7, 2018

Hypothetical Payout Profile

The following profile of the return at maturity is based on a capped value of 152% or $1,520 per security, a participation rate of 150% and a threshold level equal to 85% of the starting level and excludes interest payments on the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level and whether you hold your securities to maturity.

PRS-8

Growth Securities—Leveraged Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the S&P 500® Index with Periodic Interest due March 7, 2018

Selected Risk Considerations

Your investment in the securities will involve risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section in the product supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

•

If The Ending Level Is Less Than The Threshold Level, The Redemption Amount At Maturity Will Be Less, And Possibly 85% Less, Than The Original Offering Price Of Your Securities. If the ending level is less than the threshold level, the redemption amount that you receive at stated maturity will be reduced by an amount equal to the decline in the level of the Index to the extent it is below the threshold level (expressed as a percentage of the starting level). The threshold level is 85% of the starting level. As a result, the redemption amount at maturity may be less, and possibly 85% less, than the original offering price per security even if the level of the Index is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.

•

Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Index. The opportunity to participate in the possible increases in the level of the Index through an investment in the securities will be limited because the redemption amount will not exceed the capped value. Furthermore, the effect of the participation rate will be progressively reduced for all ending levels exceeding the ending level at which the capped value is reached.

•

The Securities Are Subject To The Credit Risk Of Wells Fargo. The securities are our obligations and are not, either directly or indirectly, an obligation of any third party, and any amounts payable under the securities are subject to our creditworthiness. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

•

The Agent Discount, Structuring And Development Costs, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect The Price At Which You Can Sell Your Securities. Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be lower than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the agent discount paid in connection with the initial distribution, structuring and development costs, offering expenses and the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. The price at which the agent or any other potential buyer may be willing to buy your securities will also be affected by the participation rate, the capped value and by the market and other conditions discussed in the next risk consideration.

•

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways. The value of the securities prior to stated maturity will be affected by the level of the Index at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: Index performance; capped value; interest rates; volatility of the Index; time remaining to maturity; dividend yields on the securities included in the Index; events involving the companies included in the Index; and our credit ratings, financial condition and results of operation.

•

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop. The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

PRS-9

Growth Securities—Leveraged Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the S&P 500® Index with Periodic Interest due March 7, 2018

Selected Risk Considerations (Continued)

•

The Amount You Receive On The Securities At Stated Maturity Will Depend Upon The Performance Of The Index And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:

•

Your Return On The Securities Could Be Less Than If You Owned Securities Included In The Index. Your return on the securities will not reflect the return you would realize if you actually owned the securities included in the Index because, among other reasons, the redemption amount will be determined by reference to the ending level of the Index, which will be calculated by reference to the prices of the securities in the Index without taking into consideration the value of dividends paid on those securities.

•	Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Securities.

•	Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.

•	We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

•	The Calculation Agent Can Postpone The Stated Maturity Date If A Market Disruption Event Occurs.

•

Potential Conflicts Of Interest Could Arise Between You And Us. One of our affiliates will be the calculation agent for purposes of determining, among other things, the starting level and the ending level, calculating the redemption amount, determining whether adjustments should be made to the ending level, and determining whether a market disruption event has occurred. In addition, we or one or more of our affiliates may, at present or in the future, publish research reports on the Index or the companies whose securities are included in the Index. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the market price of securities included in the Index and, therefore, the value of the securities. In addition, we or one or more of our affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Index. These activities may present a conflict between us and our affiliates and you.

•	Trading And Other Transactions By Us Or Our Affiliates Could Affect The Level Of The Index, Prices Of Securities Included In The Index Or The Value Of The Securities.

•	Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain. See “Terms of the Securities—Material Tax Consequences.”

PRS-10

Growth Securities—Leveraged Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the S&P 500® Index with Periodic Interest due March 7, 2018

Hypothetical Returns

The following table illustrates, for a range of hypothetical ending levels of the Index:

•	the hypothetical percentage change from the starting level to the hypothetical ending level;

•	the hypothetical redemption amount payable at stated maturity per security;

•	the cumulative interest amount per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending level	Hypothetical percentage change from the starting level to the hypothetical ending level	Hypothetical redemption amount payable at stated maturity per security	Cumulative interest amount	Hypothetical pre-tax total rate of return(1)	Hypothetical pre-tax annualized rate of return(2)
2,250.53	60.00%	$1,520.00	$55.00	57.50%	8.77%
2,109.87	50.00%	$1,520.00	$55.00	57.50%	8.77%
1,969.21	40.00%	$1,520.00	$55.00	57.50%	8.77%
1,894.24	34.67%	$1,520.00	$55.00	57.50%	8.77%
1,828.55	30.00%	$1,450.00	$55.00	50.50%	7.88%
1,687.90	20.00%	$1,300.00	$55.00	35.50%	5.84%
1,547.24	10.00%	$1,150.00	$55.00	20.50%	3.56%
1,406.58(3)	0.00%	$1,000.00	$55.00	5.50%	1.00%
1,336.25	-5.00%	$1,000.00	$55.00	5.50%	1.00%
1,195.59	-15.00%	$1,000.00	$55.00	5.50%	1.00%
1,181.53	-16.00%	$ 990.00	$55.00	4.50%	0.82%
1,054.94	-25.00%	$ 900.00	$55.00	-4.50%	-0.91%
703.29	-50.00%	$ 650.00	$55.00	-29.50%	-6.69%
351.65	-75.00%	$ 400.00	$55.00	-54.50%	-15.01%
0.00	-100.00%	$ 150.00	$55.00	-79.50%	-30.73%

(1)

The hypothetical pre-tax total rate of return is equal to the sum of the hypothetical redemption amount payable at stated maturity and the cumulative interest amount, expressed in terms of a percentage change from the original offering price.

(2)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(3)	The starting level.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual ending level.

PRS-11

Growth Securities—Leveraged Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the S&P 500® Index with Periodic Interest due March 7, 2018

Hypothetical Payments at Stated Maturity

Set forth below are four examples of calculations of the redemption amount at stated maturity (rounded to two decimal places), assuming ending levels as indicated in the examples.

Example 1. Redemption amount is greater than the original offering price but less than the capped value:

Starting level: 1406.58

Hypothetical ending level: 1800.00

Since the hypothetical ending level is greater than the starting level, the redemption amount would equal:

$1,000 +	$1,000	x	1800.00 – 1406.58	x 150%	= $	1,419.55
1406.58

In addition to receiving interest on the interest payment dates (including the last interest payment on the stated maturity date), on the stated maturity date you would receive $1,419.55 per security.

Example 2. Redemption amount is equal to the capped value:

Starting level: 1406.58

Hypothetical ending level: 2100.00

The redemption amount would be equal to the capped value since the capped value is less than:

$1,000 +	$1,000	x	2100.00 – 1406.58	x 150%	= $	1,739.47
1406.58

In addition to receiving interest on the interest payment dates (including the last interest payment on the stated maturity date), on the stated maturity date you would receive $1,520.00 per security.

In addition to limiting your return on the securities, the capped value limits the positive effect of the participation rate. If the ending level is greater than the starting level, you will participate in the performance of the Index at a rate of 150% up to a certain point. However, the effect of the participation rate will be progressively reduced for ending levels that are greater than 134.67% of the starting level since your return on the securities (excluding interest payments) for any ending level greater than 134.67% of the starting level will be limited to the capped value.

Example 3. Redemption amount is equal to the original offering price:

Starting level: 1406.58

Hypothetical ending level: 1200.00

Threshold level: 1195.59, which is 85% of the starting level

Since the hypothetical ending level is less than the starting level, but not by more than 15%, you would not lose any of the original public offering price of your securities.

In addition to receiving interest on the interest payment dates (including the last interest payment on the stated maturity date), on the stated maturity date you would receive $1,000 per security.

PRS-12

Growth Securities—Leveraged Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the S&P 500® Index with Periodic Interest due March 7, 2018

Hypothetical Payments at Stated Maturity (Continued)

Example 4. Redemption amount is less than the original offering price:

Starting level: 1406.58

Hypothetical ending level: 900.00

Threshold level: 1195.59, which is 85% of the starting level

Since the hypothetical ending level is less than the starting level by more than 15%, you would lose a portion of the original public offering price of your securities and receive the redemption amount equal to:

$1,000 –	$1,000	x	1195.59 - 900.00	= $789.85
1406.58

In addition to receiving interest on the interest payment dates (including the last interest payment on the stated maturity date), on the stated maturity date you would receive $789.85 per security.

To the extent that the ending level differs from the values assumed above, the results indicated above would be different.

PRS-13

Growth Securities—Leveraged Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the S&P 500® Index with Periodic Interest due March 7, 2018

The S&P 500 Index

The S&P 500 Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. According to publicly available information, on July 2, 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), which owned S&P Indices, and CME Group, Inc., which is a 90% owner of the joint venture that owned the Dow Jones Indexes, announced the launch of a new joint venture, S&P Dow Jones Indices LLC (“S&P Dow Jones Indices”). S&P Dow Jones Indices owns S&P Indices, including the S&P 500 Index, and the Dow Jones Indexes and is a subsidiary of McGraw-Hill. The information about the S&P 500 Index contained herein updates the information under “The S&P 500 Index” in Annex A to the product supplement. Wells Fargo & Company is one of the companies currently included in the S&P 500 Index.

Historical Information

We obtained the closing levels listed below from Bloomberg Financial Markets (“Bloomberg”) without independent verification. You can obtain the level of the S&P 500 Index at any time from Bloomberg under the symbol “SPX” or from the S&P Dow Jones Indices website at www.standardandpoors.com. No information contained on the S&P Dow Jones Indices website is incorporated by reference into this pricing supplement.

The following graph sets forth daily closing levels of the Index for the period from January 1, 2002 to August 31, 2012. The closing level on August 31, 2012 was 1406.58.

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Growth Securities—Leveraged Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the S&P 500® Index with Periodic Interest due March 7, 2018

The S&P 500 Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the Index for each quarter in the period from January 1, 2002 through June 30, 2012 and for the period from July 1, 2012 to August 31, 2012.

	Hi	Low	Last
2002
First Quarter	1172.51	1080.17	1147.39
Second Quarter	1146.54	973.53	989.81
Third Quarter	989.03	797.70	815.28
Fourth Quarter	938.87	776.76	879.82
2003
First Quarter	931.66	800.73	848.18
Second Quarter	1011.66	858.48	974.50
Third Quarter	1039.58	965.46	995.97
Fourth Quarter	1111.92	1018.22	1111.92
2004
First Quarter	1157.76	1091.33	1126.21
Second Quarter	1150.57	1084.10	1140.84
Third Quarter	1129.30	1063.23	1114.58
Fourth Quarter	1213.55	1094.81	1211.92
2005
First Quarter	1225.31	1163.75	1180.59
Second Quarter	1216.96	1137.50	1191.33
Third Quarter	1245.04	1194.44	1228.81
Fourth Quarter	1272.74	1176.84	1248.29
2006
First Quarter	1307.25	1254.78	1294.83
Second Quarter	1325.76	1223.69	1270.20
Third Quarter	1339.15	1234.49	1335.85
Fourth Quarter	1427.09	1331.32	1418.30
2007
First Quarter	1459.68	1374.12	1420.86
Second Quarter	1539.18	1424.55	1503.35
Third Quarter	1553.08	1406.70	1526.75
Fourth Quarter	1565.15	1407.22	1468.36
2008
First Quarter	1447.16	1273.37	1322.70
Second Quarter	1426.63	1278.38	1280.00
Third Quarter	1305.32	1106.39	1166.36
Fourth Quarter	1161.06	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1071.66	879.13	1057.08
Fourth Quarter	1127.78	1025.21	1115.10
2010
First Quarter	1174.17	1056.74	1169.43
Second Quarter	1217.28	1030.71	1030.71
Third Quarter	1148.67	1022.58	1141.20
Fourth Quarter	1259.78	1137.03	1257.64
2011
First Quarter	1343.01	1256.88	1325.83
Second Quarter	1363.61	1265.42	1320.64
Third Quarter	1353.22	1119.46	1131.42
Fourth Quarter	1285.09	1099.23	1257.60
2012
First Quarter	1416.51	1277.06	1408.47
Second Quarter	1419.04	1278.04	1362.16
July 1, 2012 to August 31, 2012	1418.16	1334.76	1406.58

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Growth Securities—Leveraged Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the S&P 500® Index with Periodic Interest due March 7, 2018

The S&P 500 Index (Continued)

License Agreement

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, S&P, any of their respective affiliates (collectively, “S&P/Dow Jones”) or their third party licensors. Neither S&P/Dow Jones nor its third party licensors make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 500 Index to track general stock market performance. S&P/Dow Jones and its third party licensors’ only relationship to Wells Fargo & Company with respect to the S&P 500 Index is the licensing of the S&P 500 Index and certain trademarks and trade names of S&P/Dow Jones and its third party licensors. The S&P 500 Index is determined, composed and calculated by S&P/Dow Jones or its third party licensors without regard to Wells Fargo & Company or the securities. S&P/Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company or the owners of the securities into consideration in determining, composing or calculating the S&P 500 Index. Neither S&P/Dow Jones nor its third party licensors are responsible for and have not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities, or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P/Dow Jones and its third party licensors have no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within the S&P 500 Index is not a recommendation by S&P/Dow Jones to buy, sell, or hold such security, nor is it considered to be investment advice.

NEITHER S&P/DOW JONES NOR ITS THIRD PARTY LICENSORS GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P/DOW JONES AND ITS THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P/DOW JONES AND ITS THIRD PARTY LICENSORS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY WELLS FARGO & COMPANY, OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P/DOW JONES OR ITS THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P/DOW JONES AND WELLS FARGO & COMPANY, OTHER THAN THE LICENSORS OF S&P/DOW JONES.”

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